Exhibit 3.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND (I) THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED other than by will or the laws of descent and distribution upon the death of the Holder, AND (ii) THE SECURITIES ISSUABLE UPON SUCH EXERCISE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY.

nonetheless, This warrant may not be exercised by or on behalf of any U.S. person unless registered under the SECURITIES ACT or an exemption from such registration is available. Each person exercising a warrant is required to give: (A) Written certification that it is not a U.S. person and the warrant is not being exercised on behalf of a U.S. person; or (B) A written opinion of counsel ACCEPTABLE TO THE COMPANY to the effect that the warrant and the securities delivered upon exercise thereof have been registered under THE SECURITIES ACT or are exempt from registration thereunder.

WARRANT TO PURCHASE COMMON STOCK

OF

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

Certificate No.:	Original Issue Date: [DATE]
Number of Warrant Shares:	Expiration Date: [DATE]

FOR VALUE RECEIVED, Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that [HOLDER][, a _________________], or its registered assigns (the “Holder”), is entitled to purchase from the Company one duly authorized, validly issued, fully paid and non-assessable share (the “Warrant Share”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price equal to the Qualified IPO Price, all subject to the terms, conditions, and adjustments set forth below in this Warrant. For purposes hereof, “Qualified IPO Price” means the price per share at which the Qualified IPO is sold to investors and “Qualified IPO” means the Company’s first registered offering of its Common Stock declared effective on Form S-1 or qualified on Form 1-A by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

1.          Exercise Period of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the second anniversary of the date on which the Company first completes a Qualified IPO (as defined below) and prior to 5:00 p.m., Eastern Standard Time on the third anniversary of such first completion, or if such day is not a business day, on the next preceding business day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder. For purposes of clarity, this Warrant shall terminate and shall no longer be exercisable to the extent this Warrant is not exercised prior to the end of the Exercise Period.

2.          Exercise of Warrant. This Warrant may be exercised by the Holder during the Exercise Period only if and to the extent that such Holder, for at least the five business days immediately prior to any exercise hereof, owns (“Prior Ownership”) directly and solely, free and clear without any encumbrances of any kind whatsoever, at least such number of shares of Common Stock as the number of Warrant Shares for which the Warrant is exercisable. The Holder may exercise this Warrant by delivering the original of this Warrant to the Company together with (a) an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed, and a certified or official bank check payable to the order of the Company or wire transfer of immediately available funds to an account designated in writing by the Company, for the aggregate Exercise Price for the Warrant Shares being purchased, including the certification therein attesting to the Prior Ownership, and (b) a brokers statement from a registered broker or other form of proof of ownership satisfactory to the Company in its sole discretion indicating Prior Ownership (such as ownership on the books or registry of stock ownership maintained by the Company or the Company’s agent). Nonetheless, this Warrant may not be exercised by or on behalf of any U.S. person and each person exercising this Warrant is required to give written certification to that effect or a written opinion of counsel acceptable to the Company to the effect that the applicable Warrant Shares have been registered under the Securities Act or are exempt from registration thereunder. Further, this Warrant may not be exercised within the United States and the applicable Warrant Shares may not be delivered therein, other than in offerings deemed to meet the definition of “offshore transaction” pursuant to Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

3.          Fair Market Value. For purposes of Section 4, the fair market value of a Warrant Share shall be determined in good faith by the board of directors of the Company.

4.          Fractional Shares. No fractional Share shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share. If a fractional Warrant Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Warrant Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the fair market value (as determined in accordance with Section 3 above) of a full Warrant Share, less (b) the Exercise Price.

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5.          Delivery of Stock Certificates and New Warrant. Within a reasonable time after Holder exercises this Warrant, the Company shall deliver to Holder a certificate representing the Warrant Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Warrant Shares not so acquired.

6.          Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance, and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

7.          Representations and Covenants of the Company.

(a)          Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(i)          This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)         All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid, and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)        The Company shall use its reasonable best efforts that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)        The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax (including income tax or otherwise) or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any person other than the Holder, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

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(b)          Reservation of Shares. During the Term, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price.

8.          Representations and Covenants of the Holder.

(a)          Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Warrant Shares.

(b)          Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c)          Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)          Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e)          The Securities Act. Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption may depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

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(f)          No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

9.          Market Stand-off Agreement. Holder hereby agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by Holder for a period specified by the Company not to exceed 180 days following the applicable effective date or qualification date of a registration statement of the Company filed under the Securities Act.

10.        No Rights as Stockholder. This Warrant shall not by itself entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights whatsoever except the rights stated herein.

11.        Legend. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND (I) THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED other than by will or the laws of descent and distribution upon the death of the Holder, AND (ii) THE SECURITIES ISSUABLE UPON SUCH EXERCISE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY.”

12.        Compliance with the Securities Act. In any event subject to Section 13, this Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with (a) applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company) and (b) with respect to the Warrant Shares, any and all stockholders’ agreements, voting agreements, right of first refusal and co-sale agreements, investors’ rights agreement and similar agreements of the Company, if any.

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13.        Transfer of Warrant. The Warrants are not transferrable or assignable other than by will or the laws of descent and distribution upon the death of the Holder.

14.        No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and assigns as expressly permitted hereunder and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

15.        Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

16.        Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and assigns of the Holder as expressly permitted hereunder. Such permitted successors and assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.        Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

18.        Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on such party’s signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 18.

19.        Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.        Amendments and Waivers. Except as otherwise provided herein, any term of this Warrant may be amended or waived only with the written consent of the Company and the Requisite Holders, as defined below, provided, however, that if any amendment operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment. Any amendment or waiver given effect in accordance with this Section 20 shall be binding upon the Company, the Holder and each transferee of the Warrant. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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21.        State Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED AND APPROVED AS REQUIRED WITH ANY STATE OR OTHER JURISDICTIONS IN THE UNITED STATES AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION AND APPROVAL IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE RULES, LAWS AND OBLIGATIONS OF ANY SUCH JURISDICTION. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION AND APPROVAL BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

22.         Counterparts; Facsimile. This Warrant may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

COMPANY
GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

By:
Name:
Title:
Address:

Facsimile:

E-mail Address:

Accepted and agreed,

[HOLDER NAME]

By:
Name:
Title:
Address:

Facsimile:

E-mail Address:

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EXHIBIT A

FORM OF EXERCISE AGREEMENT

See attached.

EXERCISE AGREEMENT

To: GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

The undersigned hereby elects to Purchase _________________ shares of Common Stock of Glucose Biosensor Systems (Greater China) Holdings, Inc. (the “Company”) pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice. Capitalized terms used herein have the meanings assigned to them in the Warrant.

The undersigned hereby represents and warrants that the undersigned (i) is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part of such shares, and (ii) is not a “U.S. Person” as such term is defined in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), or has provided a written opinion of counsel acceptable to the Company to the effect that this Warrant and the applicable shares have been registered under the Securities Act or are exempt from registration thereunder.

The undersigned further represents and warrants that for at least the five business days immediately prior to the date hereof, he, she or it owns directly and solely, free and clear without any encumbrances of any kind whatsoever, at least such number of shares of Common Stock as the number of Warrant Shares for which this exercise is being made.

Attached hereto is the broker’s statement or other proof of Prior Ownership as contemplated by Section 2(b) of the Warrant, which the undersigned hereby certifies is true, complete and correct, unless the following box is checked indicating that such Prior Ownership is shown on the books or registry of stock ownership maintained by the Company or its agent. ☐

HOLDER:

[Name]

Address:

Date:

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